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EXHIBIT 10.1 (f)

SIXTH AMENDMENT

        SIXTH AMENDMENT (this "Amendment"), dated as of October 17, 2002, among ACG HOLDINGS, INC., a Delaware corporation ("Holdings"), AMERICAN COLOR GRAPHICS, INC., a New York corporation (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Lenders") and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), as Administrative Agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

        WHEREAS, Holdings, the Borrower, the Lenders, General Electric Capital Corporation, as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and the Administrative Agent are parties to a Credit Agreement, dated as of August 15, 1995 and amended and restated as of May 8, 1998 (as so amended and restated and as the same has been further amended, modified and/or supplemented to, but not including, the date hereof, the "Credit Agreement"); and

        WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

        NOW, THEREFORE, it is agreed:

        1.    Section 2.6(i) of the Credit Agreement is hereby amended by deleting the text "Sections 8.1(e) and (f)" appearing in said Section and inserting the text "Sections 8.1(e), (f) and (k)" in lieu thereof.

        2.    Section 8.1 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (i) of said Section, (ii) deleting the period at the end of clause (j) of said Section and inserting the text "; and" in lieu thereof and (iii) inserting the following new clause (k) immediately after clause (j) of said Section:

          "(k) the Borrower may sell its Digiscope business for consideration equivalent to the fair market value of the net assets comprising such business (as determined in good faith by senior management of the Borrower); provided that (i) the aggregate amount of disposition proceeds from such sale (including principal payments under any promissory note received as consideration in connection with such sale) shall not exceed $2,500,000 and (ii) to the extent the aggregate Net Sale Proceeds from such sale pursuant to this clause (k) exceed $500,000, such excess Net Sale Proceeds shall be applied in accordance with the requirements of Section 2.6(i).".

        3.    Section 8.12 of the Credit Agreement is hereby amended by (i) deleting the amount "$15,000,000" appearing in subclause (y) of clause (i) of said Section and inserting the amount "$30,000,000" in lieu thereof and (ii) inserting the following proviso immediately after the text "for all such repurchases pursuant to this clause (y)" appearing in subclause (y) of clause (i) of said Section:

  "provided that any repurchase of Senior Subordinated Notes pursuant to this clause (y) shall be made at not more than 101% of the face amount of such Senior Subordinated Notes".

        4.    In order to induce the Lenders to enter into this Amendment, each of Holdings and the Borrower hereby represents and warrants that:

          (a)  no Default or Event of Default exists as of the Sixth Amendment Effective Date (as defined below), both before and after giving effect to this Amendment;

          (b)  all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Sixth Amendment Effective

  Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Sixth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

        5.    This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

        6.    This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

        7.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

        8.    This Amendment shall become effective on the date (the "Sixth Amendment Effective Date") when Holdings, the Borrower, the Administrative Agent and the Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its Notice Office.

        9.    So long as the Sixth Amendment Effective Date occurs, the Borrower shall pay to each Lender which has executed a counterpart hereof on or prior to 5:00 P.M. (New York time) on the later to occur of October 31, 2002 or the Sixth Amendment Effective Date, a consent fee equal to 0.10% of the sum of (x) its Revolving Loan Commitment as in effect on the Sixth Amendment Effective Date and (y) the aggregate principal amount of its A Term Loans and B Term Loans outstanding on the Sixth Amendment Effective Date. All fees payable pursuant to the immediately preceding sentence shall be paid to the Administrative Agent within one Business Day after the later date specified in the immediately preceding sentence, which fees shall be distributed by the Administrative Agent to the relevant Lenders in the amounts specified in the immediately preceding sentence.

        10.  From and after the Sixth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

*    *    *

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

ACG HOLDINGS, INC.
By:	/s/ JOSEPH M. MILANO Title: Executive Vice President and Chief Financial Officer
AMERICAN COLOR GRAPHICS, INC.
By:	/s/ JOSEPH M. MILANO Title: Executive Vice President and Chief Financial Officer
DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), Individually and as Administrative Agent
By:	/s/ SUSAN L. LEFEVRE Title: Director
GENERAL ELECTRIC CAPITAL CORPORATION, Individually and as Documentation Agent
By:	/s/ ANNE KENNELLY KRATKY Title: Manager—Operations
MORGAN STANLEY SENIOR FUNDING, INC., Individually and as Syndication Agent
By:	/s/ JAAP L. TONCKONS Title: Vice President

SUNAMERICA SENIOR FLOATING RATE FUND INC. By: STANFIELD CAPITAL PARTNERS LLC as Subadvisor
By:	/s/ GREGORY L. SMITH Title: Partner
DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH
By:	/s/ SUSAN L. LEFEVRE Title: Director
By:	/s/ MARGUERITE SUTTON Title: Vice President
EMERALD ORCHARD LIMITED
By:	/s/ DAVID PARKER Title: Attorney in Fact
HIGHLAND LEGACY LIMITED By: HIGHLAND CAPITAL MANAGEMENT, L.P. as Collateral Manager
By:	/s/ LOUIS KOVEN Title: Executive Vice President - CFO
TRANSAMERICA BUSINESS CREDIT CORPORATION
By:	/s/ STEPHEN K. GOETSCHIUS Title: Senior Vice President

UPS CAPITAL CORPORATION
By:	/s/ CHARLES JOHNSON Title: Managing Director
KZH HIGHLAND-2 LLC
By:	/s/ JOYCE FRASER-BRYANT Title: Authorized Agent
KZH CYPRESSTREE-1 LLC
By:	/s/ JOYCE FRASER-BRYANT Title: Authorized Agent
ORIX FINANCIAL SERVICES, INC.
By:	/s/ ANDREW KOSOWSKY Title: Vice President

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